  Exhibit 99.2

SeD Home Inc. and Subsidiaries

Condensed Consolidated Financial Statements

September 30, 2017

SeD Home Inc. and Subsidiaries

Table of Contents

For The Nine Months Ended September 30, 2017

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of SeD Home Inc. and Subsidiaries

We have reviewed the condensed consolidated balance sheet of SeD Home Inc. and Subsidiaries as of September 30, 2017, and the related condensed consolidated statements of operations for the nine-month periods ended September 30, 2017 and 2016, and condensed consolidated statements of cash flows for the nine-month periods then ended. These condensed consolidated financial statements are the responsibility of the Company’s management.

We conducted our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with auditing standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheet of SeD Home Inc. and Subsidiaries as of December 31, 2016, and the related consolidated statements of operations and cash flows for the year then ended (not presented herein); and in our report dated August 30, 2017, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of December 31, 2016, is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.

Rosenberg Rich Baker Berman & Co.
Somerset, New Jersey
November 3, 2017

SeD Home Inc. and Subsidiaries
Consolidated Balance Sheets

	September 30,	December 31,
	2017	2016
	(Unaudited)
Assets:
Real Estate
Construction in Progress	$31,262,668	$26,146,557
Land Held for Development	25,206,357	25,449,641
Real Estate Held For Sale	119,738	1,319,368
	56,588,763	52,915,566

Cash	595,457	392,172
Restricted Cash	2,650,718	2,631,761
Rent Receivable	1,600	18,260
Prepaid Expenses	35,099	85,449
Fixed Assets, Net	27,311	34,623
Deposits	23,603	23,603

Total Assets	$59,922,551	$56,101,434

Liabilities and Shareholders' Equity

Liabilities
Accounts Payable and Accrued Expenses	$980,175	$1,452,878
Accrued Interest - Related Parties	1,800,339	6,284,302
Tenant Security Deposits	2,625	5,175
Builder Deposits	5,754,295	5,900,000
Notes Payable, Net of Debt Discount	9,771,821	12,864,712
Notes Payable - Related Parties, Net of Debt Discount	8,319,408	500,000
Total Liabilities	26,628,663	27,007,067

Shareholders' Equity
Common Stock, at par $0.0001, 500,000,000 shares authorized, issued, and outstanding	50,000	50,000
Subscription Receivable - 500,000,000 shares	(50,000)	(50,000)
Additional Paid In Capital	33,238,322	28,499,637
Accumulated Deficit	(2,163,517)	(1,683,152)
Total Shareholders' Equity - SeD Home Inc. and Subsidiaries	31,074,805	26,816,485
Non-controlling Interest	2,219,083	2,277,882
Total Shareholders' Equity	33,293,888	29,094,367

Total Liabilities and Shareholders' Equity	$59,922,551	$56,101,434

See accompanying notes to the financial statements.

SeD Home, Inc. and Subsidiaries
Consolidated Statements of Operations
For the Nine Months Ended September 30
(Unaudited)

	2017	2016
Revenue
Rental Income	$88,438	$176,887
Property Sales	2,703,736	664,100
	2,792,174	840,987
Operating Expenses
Cost of Sales	2,570,182	702,952

General and Administrative Expenses	814,568	1,070,543
	3,384,750	1,773,495

Loss From Operations	(592,576)	(932,508)

Other Income
Interest Income	18,957	20,890
Other Income	34,455	4,985
	53,412	25,875

Net Loss Before Income Taxes	(539,164)	(906,633)

Provision for Income Taxes	-	-

Net Loss	(539,164)	(906,633)

Net Loss Attributable to Non-controlling Interest	(58,799)	(35,780)

Net Loss Attributable to SeD Home Inc. and Subsidiaries	$(480,365)	$(870,853)

See accompanying notes to the financial statements.

SeD Home, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
For the Nine Months Ended September 30
(Unaudited)

	2017	2016

Cash Flows From Operating Activities
Net Loss	$(539,164)	$(906,633)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	15,203	11,606
Changes in Operating Assets and Liabilities
Rent Receivable	16,660	8,675
Prepaid Expenses	50,350	7,458
Accounts Payable and Accrued Expenses	(472,703)	(476,566)
Accrued Interest - Related Parties	76,122	1,370,006
Tenant Security Deposits	(2,550)	(3,725)
Builder Deposits	(145,705)	-
Net Cash (Used In) Provided By Operating Activities	(1,001,787)	10,821

Cash Flows From Investing Activities
Change in Restricted Cash	(18,957)	(20,890)
Real Estate Purchases and Development Costs	(3,388,317)	(8,188,668)
Purchase of Fixed Assets	(7,891)	(1,800)
Net Cash Used In Investing Activities	(3,415,165)	(8,211,358)

Cash Flows From Financing Activities
Capital Contribution - Related Party	178,600	-
Proceeds from Notes Payable	2,732,229	6,021,640
Repayments to Note Payable	(6,000,000)
Financing Fees Paid	(110,000)	-
Net Proceeds (Repayments) from Notes Payable - Related Parties	7,819,408	392,255
Net Cash Provided By Financing Activities	4,620,237	6,413,895

Net Increase (Decrease) in Cash	203,285	(1,786,642)
Cash - Beginning of Year	392,172	2,291,529
Cash - End of Year	$595,457	$504,887

Supplementary Cash Flow Information
Cash Paid For Interest	$905,376	$943,446
Cash Paid For Taxes	$-	$-

Supplemental Disclosure of Non-Cash Investing and Financing Activities
Debt Discount From Related Party Imputed Interest	$-	$622,431
Forgiveness of Notes Payable - Related Parties	$4,560,085	$-
Amortization of Debt Discount Capitalized	$284,880	$342,269

See accompanying notes to the financial statements.

SeD Home, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
September 30, 2017 (Unaudited)

1.
NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

SeD Home Inc. (the Company), a Delaware corporation, was formed on February 24, 2015 is principally engaged in developing, selling, managing, and leasing commercial properties in the United States. SeD Home Inc. is wholly-owned by SeD Home International, Inc., which is wholly – owned by Singapore eDevelopment Limited, a multinational public company, listed on the Singapore Exchange Securities Trading Limited (“SGX-ST”).

Principles of Consolidation

The consolidated financial statements include all accounts of the entities as of the reporting period ending dates and for the reporting periods as follows:

Name of consolidated subsidiary	State or other jurisdiction of incorporation or organization	Date of incorporation or formation	Attributable interest

SeD USA, LLC	The State of Delaware, U.S.A.	August 20, 2014	100%
150 Black Oak GP, Inc.	The State of Texas, U.S.A.	January 23, 2014	50%
SeD Development USA, Inc.	The State of Delaware, U.S.A.	March 13, 2014	100%
150 CCM Black Oak Ltd.	The State of Texas, U.S.A.	March 17, 2014	69%
SeD Ballenger, LLC	The State of Delaware, U.S.A.	July 7, 2015	100%
SeD Maryland Development, LLC	The State of Delaware, U.S.A.	October 16, 2014	83.55%
SeD Development Management, LLC	The State of Delaware, U.S.A.	June 18, 2015	85%
SeD Builder, LLC	The State of Delaware, U.S.A.	October 21, 2015	100%
SeD Texas Home, LLC	The State of Delaware, U.S.A.	June 16, 2015	100%

All intercompany balances and transactions have been eliminated. Non–controlling interest represents the minority equity investment in the Company’s subsidiaries, plus the minority investors’ share of the net operating results and other components of equity relating to the non–controlling interest.

As of September 30, 2017 and December 31, 2016, the aggregate non-controlling interest in SeD Home, Inc. was $2,219,083 and $2,277,882, respectively, which is separately disclosed on the Consolidated Balance Sheet.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts in the consolidated financial statements. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the date of acquisition to be cash equivalents. There were no cash equivalents as of September 30, 2017 and December 31, 2016.

SeD Home, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
September 30, 2017 (Unaudited)

1.
NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

Restricted Cash

As a condition to the loan agreement with The Bank of Hampton Roads, the Company is required to maintain a minimum of $2,600,000 in an interest-bearing account maintained by the lender as additional security for the loans. The funds will remain as collateral for the loans until the loans are paid off in full.

Rent Receivable

Rent receivables are the result of outstanding rent due from tenants. Management reviews each receivable individually for collectability to determine if an allowance for doubtful accounts is needed. The allowance for doubtful accounts at September 30, 2017 and December 31, 2016 was $0.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation is computed by the straight-line method (after taking into account their respective estimated residual values) over the estimated useful lives, which are 3 years.

Real Estate Assets

Real estate assets are recorded at cost, except when real estate assets are acquired that meet the definition of a business combination in accordance with Financial Accounting Standards Board (“FASB”) ASC 805, “Business Combinations,” which acquired assets are recorded at fair value. Interest, property taxes, insurance and other incremental costs (including salaries) directly related to a project are capitalized during the construction period of major facilities and land improvements. The capitalization period begins when activities to develop the parcel commence and ends when the asset constructed is completed. The capitalized costs are recorded as part of the asset to which they relate and are reduced when lots are sold.

The Company capitalized interest from related party borrowings of $107,150 and $1,690,515 for the nine months ended September 30, 2017 and 2016, respectively. The Company capitalized interest from the third party borrowings of $874,348 and $622,937 for the nine months ended September 30, 2017 and 2016, respectively.

A property is classified as “held for sale” when all of the following criteria for a plan of sale have been met:

(1) management, having the authority to approve the action, commits to a plan to sell the property. (2) the property is available for immediate sale in its present condition, subject only to terms that are usual and customary. (3) an active program to locate a buyer and other actions required to complete the plan to sell, have been initiated. (4) the sale of the property is probable and is expected to be completed within one year or the property is under a contract to be sold. (5) the property is being actively marketed for sale at a price that is reasonable in relation to its current fair value. and (6) actions necessary to complete the plan of sale indicate that it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn. When all of these criteria have been met, the property is classified as “held for sale”. “Real estate held for sale” only includes El Tesoro project and D street project.

SeD Home, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
September 30, 2017 (Unaudited)

1.
NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

Revenue Recognition

Rental revenue is accounted for on a straight-line basis over the applicable lease term when the real estate project is substantially completed and held available for occupancy, and carrying costs are expensed as incurred. Future minimum rental income for remainder of 2017 and for the year ended December 31, 2018 is expected to be $4,800 and $9,600, respectively. The net book value of properties generating rental income is $388,540 and $642,850 at September 30, 2017 and December 31, 2016, respectively.

The Company recognizes sales of lots only upon closing under the full accrual method, unless further development would be required, in which case the percentage-of-completion method or the installment/deposit method would be used. Profit is recognized on estimates of average gross profit per lot within a project or a division of a project. Land and land development costs are allocated to land sold based on relative sales values. Payments received from customers prior to the recording of a sale are recorded as deposits.

Income Taxes

Deferred income tax assets and liabilities are determined based on the estimated future tax effects of net operating loss and credit carry-forwards and temporary differences between the tax basis of assets and liabilities and their respective financial reporting amounts measured at the current enacted tax rates. The differences relate primarily to net operating loss carryforward from date of acquisition and to the use of the cash basis of accounting for income tax purposes. The Company records an estimated valuation allowance on its deferred income tax assets if it is more likely than not that these deferred income tax assets will not be realized.

The Company recognizes a tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The Company has not recorded any unrecognized tax benefits.

The Company’s tax returns for 2016, 2015 and 2014 remain open to examination.

2.
CONCENTRATION OF CREDIT RISK

The group maintains cash balances at various financial institutions. These balances are secured by the Federal Deposit Insurance Corporation. At times, these balances may exceed the federal insurance limits. At September 30, 2017 and December 31, 2016, uninsured cash balances were $2,746,175 and $2,406,597, respectively.

SeD Home, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
September 30, 2017 (Unaudited)

3.
PROPERTY AND EQUIPMENT

Property and equipment stated at cost, less accumulated depreciation and amortization, consisted of the following:

	September 30, 2017	December 31, 2016
Computer Equipment	$40,545	$34,755
Furniture and Fixtures	21,393	20,343
	61,938	55,098
Accumulated Depreciation	(34,627)	(20,475)
	$27,311	$34,623

Depreciation expense was $15,203 and $11,606 for the nine months ended September 30, 2017 and 2016, respectively.

4.
BUILDER DEPOSITS

SeD Maryland Development, LLC (“Maryland”) is obligated under the terms of 5 separate Lot Purchase Agreements with NVR, Inc. (NVR) relating to the sale of single-family home and townhome lots to NVR. In exchange, NVR provided a good faith deposit in the amount of $5,600,000. The deposits will be returned to NVR in the form of a credit toward the purchase price payable for each lot at the time of each settlement. In the event of default, Maryland is entitled to the portion of the deposit allocable to the particular Lot Purchase Agreement as liquidated damages. At September 30, 2017 and December 31, 2016, there was $5,454,295 and $5,600,000 outstanding.

Black Oak LP received a deposit of $300,000 from Lexington 26 LP (Colina), a building company located in Texas. At September 30, 2017 and December 31, 2016, there was $300,000 outstanding.

5.
NOTES PAYABLE

On October 7, 2015, the Company entered into a note for $6,000,000, bearing interest at 13%, with a maturity date of October 7, 2016 with Revere Bank. In connection with the loan, the Company incurred origination and closing fees of $524,223, which were recorded as debt discount and are amortized over the life of the loan. The loan is secured by a deed of trust on the property and a Limited Guarantee Agreement with an owner of the Company. As of December 31, 2015, there was $1,807,416 of principal outstanding and $393,167 of unamortized debt discount remaining. On October 1, 2016, the loan was extended to April 1, 2017 for fees of $109,285. These fees were recorded as a debt discount under debt modification accounting are amortized over the extension period. As of December 31, 2016, there was $6,000,000 of principal outstanding and $54,643 of unamortized debt discount remaining. On April 1, 2017, the loan was again extended until October 1, 2017 for a fee of $110,000. These fees were recorded as a debt discount under debt modification accounting are amortized over the extension period. As of September 30, 2017, the loan was fully repaid and there is no outstanding principal or unamortized debt discount.

SeD Home, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
September 30, 2017 (Unaudited)

5.
NOTES PAYABLE (cont’d)

On November 23, 2015, SeD Maryland Development LLC entered into a Revolving Credit Note with The Bank of Hampton Roads in the original principal amount of $8,000,000. During the term of the loan, cumulative loan advances may not exceed $26,000,000. The line of credit bears interest at LIBOR plus 3.8% with a floor rate of 4.5%. The interest rate at September 30, 2017 was 5.0625%. Beginning December 1, 2015, interest-only payments are due on the outstanding principal balance. The entire unpaid principal and interest sum is due and payable on November 22, 2018, with the option of one twelve-month extension period. The loan secured by a deed of trust on the property, $2,600,000 of collateral cash, a Limited Guaranty Agreement with the Company and a letter of credit of $800,000. The letter of credit is due on November 22, 2018 and bears interest at 15%. In September 2017, Maryland Development LLC and the Bank of Hampton Roads modified the Revolving Credit Note, which increased the original principal amount from $8,000,000 to $11,000,000 and extended the maturity date of the loan and letter of credit to December 31, 2019.

As of September 30, 2017 and December 31, 2016, the principal balance is $9,952,176 and $7,219,947, respectively. As part of the transaction, the Company incurred loan origination fees and closing fees, totaling $480,947, which were recorded as debt discount and are amortized over the life of the loan. The unamortized debt discount was $180,355 and $300,592 at September 30, 2017 and December 31, 2016, respectively.

6.
RELATED PARTY TRANSACTIONS

Notes Payable

The Company receives advances from Singapore eDevelopment Ltd (100% owner of the Company) to fund development costs and operation costs. The advances are unsecured, bear interest at 18% per annum and are payable on demand. As of December 31, 2015, the Company had outstanding principal due of $12,293,715 and accrued interest of $2,161,055 due to this related party.

The Company receives advances from SCDPL (owned 100% by Singapore eDevelopment) to fund development costs and operation costs. The advances are unsecured, bear interest at 18% per annum and are payable on demand. As of December 31, 2015, the Company had outstanding principal due of $4,300,930 and accrued interest of $1,461,058 due to this related party.

On September 30, 2015, the Company received $10,500,000 interest free loan, with a maturity date of March 31, 2016, from Hengfai Business Development Pte, Ltd, owned by the Chief Executive Officer of Singapore eDevelopment Ltd and is also the majority shareholder of Singapore eDevelopment Ltd, specifically for Ballenger Run project. The Company imputed interest at 13%, which is the interest rate on the Revere Loan noted in Note 5. The imputed interest resulted in a debt discount of $622,431 which is amortized over the life of the note. At December 31, 2015, the Company had $10,500,000 outstanding on the note and unamortized debt discount of $311,216. On April 1, 2016, the Company extended the note on the same terms through December 31, 2016. This resulted in an additional $933,647 of new imputed interest which was amortized during 2016.

SeD Home, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
September 30, 2017 (Unaudited)

6.
RELATED PARTY TRANSACTIONS (cont’d)

Notes Payable (cont’d)

At December 31, 2016, the Company restructured the loans from these affiliates. The restructuring process was done to transfer the principal of the loans to Singapore eDevelopment Ltd. (100% owner of the Company), which was then forgiven and recorded into additional paid in capital. The principal forgiven was $26,913,525. The Company still maintained the accrued interest of $6,282,329. The remaining accrued interest does not bear interest. On August 30, 2017, an additional $4,560,085 of this interest was forgiven and recorded into additional paid in capital. At September 30, 2017 and December 31, 2016, $1,800,339 and $6,284,302 of accrued interest is outstanding relating to this transaction.

In 2016, the Company received advances from SeD Home Limited (an affiliate of Singapore eDevelopment), to fund development costs and operation costs. The loan bears interest at 10% and is payable on demand. As of September 30, 2017 and December 31, 2016, the Company had outstanding principal due of $1,050,000 and $500,000 and accrued interest of $58,959 and $1,095.

In 2017, the Company received advances from SeD International, Inc. (an affiliate through common ownership). The advances bore interest at 18% until August 30, 2017 when the interest rate was adjusted to 5% and have no set repayment terms. At September 30, 2017, there was $7,269,408 of principal and $1,740,380 of accrued interest outstanding.

Management Fees

Black Oak LP is obligated under the Limited Partnership Agreement (as amended) to pay $6,500 per month management fee to Arete Real Estate and Development Company, a related party through common ownership and $2,000 per month to American Real Estate Investments LLC, a related party through common ownership. The Company incurred fees of $76,500 and $76,500 for the nine months ended September 30, 2017 and 2016, respectively. These fees were capitalized as part of Real Estate on the consolidated balance sheet.

7.
SHAREHOLDERS’ EQUITY

The Company has 500,000,000 authorized shares of common stock with a par value of $0.0001 per share. As of December 31, 2016 and 2015, there were 500,000,000 shares outstanding, respectively. The Company has a subscription receivable due of $50,000 at June 30, 2017 and December 31, 2016, respectively, for the par value of these shares.

On September 25, 2015, the Company sold 16.45% of its interest in SeD Maryland Development, LLC for $2,500,000. This amount is included in non-controlling interest on the consolidated balance sheets.

In 2017, SeD International, a related party through common ownership, contributed $178,600 into the Company. The related party also forgave $4,560,085 of accrued interest as of August 30, 2017.

SeD Home, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
September 30, 2017 (Unaudited)

8.
COMMITMENTS AND CONTINGENCIES

Management Fees

SeD Maryland Development LLC is obligated under the terms of a Project Development and Management Agreement with MacKenzie Development Company LLC (MacKenzie) and Cavalier Development Group LLC (Cavalier) (together, the Developers) to provide various services for the development, construction and sale of the Project. The agreement is for an estimated initial term of seventy-eight (78) months based on the completion time for the Project and may be extended if necessary. The developers are entitled to certain fees based on time and performance related milestones. The Company incurred fees of $132,000 and $132,000 for the nine months ended September 30, 2017 and 2016, respectively. These fees were capitalized as part of Real Estate on the consolidated balance sheet.

Leases

The Company leases office space in Texas and Maryland. The leases expire in 2018 and 2020, respectively and have monthly rental payments ranging between $2,050 and $8,205. Rent expense was $85,103 and $64,867 for the nine months ended September 30, 2017 and 2016, respectively. The below table summarizes future payments due under these leases as of September 30, 2017.

For the Years Ended December 31:
2017 (remainder)	$28,964
2018	112,919
2019	94,325
2020	96,924
Total	$333,132

9.
SUBSEQUENT EVENTS

Management has evaluated events and transactions subsequent to the consolidated balance sheet date for potential recognition or disclosure through November 3, 2017, the date the consolidated financial statements were available to be issued.